Registration No. 33-59326



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

                     Kansas                        48-0457967
          (State or other jurisdiction          (I.R.S. Employer
        of incorporation or organization)      Identification No.)

                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of principal executive offices)
                            ------------------------

                            CENTEL RETIREMENT SAVINGS
                       PLAN FOR BARGAINING UNIT EMPLOYEES
                            (Full title of the Plan)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (703) 433-4000
                            ------------------------

                                EXPLANATORY NOTE


     This Registration Statement as originally filed related to the offering of 250,000 shares of Common Stock ("Sprint Common Stock") of Sprint Corporation ("Sprint") issuable under the Centel Retirement Savings Plan for Bargaining Unit Employees. 128,535 shares were issued by Sprint before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November 1998, leaving 121,465 shares. The remaining 121,465 shares were reclassified into 121,465 shares of FON Common Stock and 60,732 shares of PCS Common stock. No shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving all 121,465 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the registration statement to 242,930 shares of FON Common Stock. No shares of PCS Common Stock were issued before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving 60,732 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock under the Registration Statement to 121,464 shares of PCS Common Stock.

     Following the recombination of the PCS Common Stock and the FON Common Stock in April 2004, the remaining shares of PCS Common Stock were deregistered. In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint in August 2005, Sprint amended its Articles of Incorporation to change its name to Sprint Nextel Corporation and to redesignate its FON Common Stock as Common Stock.

     No additional shares of Sprint Nextel Common Stock will be issued under the Plan. Accordingly, the purpose of this Post-Effective Amendment No. 3 to the Registration Statement is to deregister the remaining 242,930 shares of Sprint Nextel Common Stock covered by this Registration Statement.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24.      Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 13th day of June, 2006.

                              SPRINT NEXTEL CORPORATION



                              By /s/ Michael T. Hyde
                                (Michael T. Hyde, Assistant Secretary)




     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                Date

G. D. FORSEE*           Chief Executive Officer and   )
                        Director                      )
                        (Principal Executive          )
                        Officer)                      )
                                                      )
P. N. SALEH*            Chief Financial Officer       )
                        (Principal Financial          )
                        Officer)                      )
                                                      )
                        Senior Vice President and     )
W. G. ARENDT*           Controller                    )
                        (Principal Accounting         )
                        Officer)                      )
                                                      ) June 13, 2006
TIMOTHY M. DONAHUE*     Chairman                      )
                                                      )
                                                      )
KEITH J. BANE*          Director                      )
                                                      )
                                                      )
GORDON M. BETHUNE*      Director                      )
                                                      )
                                                      )
FRANK M. DRENDEL*       Director                      )
                                                      )
                                                      )
JAMES H. HANCE, JR.*    Director                      )
                                                      )

V. JANET HILL*          Director                      )
                                                      )
                                                      )
I. O. HOCKADAY, JR.*    Director                      )
                                                      )
                                                      )
WILLIAM E. KENNARD*     Director                      )
                                                      )  June 13, 2006
                                                      )
L. K. LORIMER*          Director                      )
                                                      )
                                                      )
WILLIAM H. SWANSON*      Director                     )
                                                      )





     /s/ Michael T. Hyde
*    Signed by Michael T. Hyde,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with this
     Amendment to the Registration
     Statement No. 33-59326.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 thereunder, the Centel Retirement Savings Plan for Bargaining Unit Employees has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 13th day of June, 2006.

                          CENTEL RETIREMENT SAVINGS PLAN FOR
                          BARGAINING UNIT EMPLOYEES




                          By: /s/ Michael T. Hyde
                              Michael T. Hyde
                              Assistant Secretary of Sprint Nextel Corporation

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.      Power of Attorney.